Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Zayo Group Holdings, Inc.

Boulder, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 29, 2012, except for Note 19 and Note 20 for which the date is July 12, 2012, relating to the consolidated financial statements of AboveNet, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

March 10, 2015